Exhibit T3A.9

[Notarial stamps and letterhead] DEED RECORDING IN A PUBLIC INSTRUMENT CORPORATE RESOLUTIONS (MODIFICATION OF BYLAWS) PASSED BY THE SINGLE-MEMBER PUBLIC LIMITED LIABILITY COMPANY "CNWL OIL (ESPANA), S.A.". NUMBER FIVE HUNDRED AND EIGHTY-FIVE. IN MADRID, where I have my practice, on 17 April 2013. BEFORE ME: LUIS DE LA FUENTE O'CONNOR, Notary of the Chamber of Notaries of this City, THERE HERE APPEARS: Ms MARGARITA HERNANDO MARTINEZ-ARROYO, of legal age, married, lawyer by profession, domiciled at Carretera del Mediodia 34, Madrid, and holder of National Identity Document number 02605123-M. She here acts in her representative capacity as Secretary of the Board of Directors, which position she holds according to her assertions at the single-member public limited liability company "CNWL OIL (ESPANA), S.A.", formerly named BP Petroleum Development of Spain, S.A., of registered office at Calle Orense 58, 11, B, Madrid, holder of Tax Identification Code number A-28-408276; incorporated for an indefinite duration in a deed notarised by the Notary of Madrid Mr Jose Alvarez on 17 November 1975, under order number 5513 of his notarial article, duly registered in the Companies Register of this province. It adopted its current name in the deed of merger notarised by the Notary of Madrid Mr Jose Maria Alvarez Vega on 28 September 1990, under number 5917 of his notarial archive, registered in the Companies Register of this province in general volume 616, page 101, sheet M-13171, entry 1. Its corporate purpose is: The investigation and exploitation of hydrocarbons. I, the Notary, explicitly confirm that I have fulfilled the obligation to identify the beneficial owner, as imposed by Act 10/2010 of 28 April 2010, the result thereof being as recorded in an act notarised by myself on 29 July 2010, under order number 1562 of my protocol, the representative of the company declaring that the contents thereof remain unchanged. SHE ENJOYS, in my judgment and in the capacity in which she acts, the necessary legitimacy and legal standing to formalise this deed recording corporate resolutions in a public instrument, to which end she DECLARES: SHE RECORDS IN A PUBLIC INSTRUMENT the resolutions (decisions of the sole shareholder) past at the Special and Universal General Shareholders' Meeting of the Company "CNWL OIL (ESPANA), S.A.U.", held on 20 March 2013, as detailed in the certificate referred to below, the contents of which are here assumed to be reproduced in full, for all legal and registration purposes, so as to avoid unnecessary repetition, comprising a modification of the corporate bylaws and approval of the new recast text thereof. CERTIFICATION DOCUMENTING SAID RESOLUTIONS. This is recorded in the certificate she has handed to me and I have attached to this original instrument as an additional document, issued by the lady here appearing herself in her capacity as Secretary of the Board of Directors, her signature being deemed by me to be legitimate, having been ratified before me with the formal approval of the Chairman, Mr Elvin Saruk, whose signature I deem to be legitimate following comparison with another signature of his placed on a notarial instrument. The aforementioned certificate shall be transcribed or reproduced by any permitted mechanical means in any copies that might ultimately be issued of this deed. PRESENTATION. Pursuant to the terms of Article 196 of the Notarial Regulation, and subsection 2 of Article 249 of the same Regulation, the party executing this instrument has released me, the Notary, from performing remote presentation of the authentic copy of this deed at the corresponding Companies Register, with my recognised electronic signature and by any other permitted means. Personal Data Protection: The party here acting accepts the inclusion of her data and the copy of her Identity Document in the filing systems of the Notary Office, for the purpose of performing the functions inherent in notarial practice and to serve notifications of data as provided in the Public Authorities Act, and to be transferred, where applicable, to the Notary succeeding the current incumbent in his practice. She may exercise her rights of access, rectification, cancellation and objection at the Notary Office. In the event that details of persons other than those here acting are included, they must have been informed in advance of the contents of this paragraph. LEGAL NOTICE: In accordance with the terms of Article 82 of the Companies Register Regulation, I, the Notary, have served explicit notice on the party here concerned as to the mandatory requirement to register this deed in the Companies Register. EXECUTION AND NOTARISATION: I, the Notary, have advised the party/parties executing this instrument of their entitlement to read this deed for themselves, have allowed them to read it prior to signature, and have read it to them on the regulatory terms. Following a reading hereof, the party/parties executing this instrument/here appearing have placed on record that they have been duly informed as to the contents of this instrument, have freely granted their consent, and placed their signature. I, the Notary, ATTEST that I have identified them by means of their respective aforementioned identity documents; that their personal circumstances are based firstly on their declarations and secondly on the identity document(s) presented; the person(s) here acting and executing have freely granted their consent; the execution hereof complies with the legal requirements and the duly informed will of the person(s) here acting or executing, and furthermore attest to all other particulars set out in this public instrument, drawn up on three sheets of stamped paper for the exclusive use of notarial instruments, of the series BG, bearing the numbers 1963644,1963643 and that of this sheet. Below is the signature of the person appearing. Signed: Luis de la Fuente O'Connor. Initialled. Seal of the Notary Office. ATTACHED DOCUMENTS

Ms MARGARITA HERNANDO MARTINEZ-ARROYO, holder of National Identity Document number 02605123M, in her capacity as Secretary of the Board of Directors of CNWL Oil (ESPANA) S.A., of Tax Identification Code number A-28408276 CERTIFIES that the Universal and Special General Meeting of the company CNWL Oil (ESPANA) S.A. held in accordance with the legal requirements at 8 a.m. on 20 March 2013 at the registered office, attended by Canada Northwest Oils (Europe) B.V., holder of the entire capital stock, represented by 140,610 shares numbered from 1 to 140,610, both inclusive, of a par value of €60.10 each, fully subscribed and paid up, represented by Carmen Rozpide; by the Director Elvin Saruk (designated as Chairman of the General Meeting by the sole shareholder), and by Margarita Hernando Martinez-Arroyo, the Directors Dean Chambers and Mr Stephen Bodley being absent, having been unable to attend, debated the matters comprising the Agenda approved in advance, adopting, among others, the following decisions as transcribed verbatim below. It is here placed on record that the decisions adopted were recorded in the minutes, which were likewise approved by the sole shareholder and signed upon conclusion of the meeting in token of confirmation. "Three: Modification of Corporate Bylaws The shareholder provides the text of the modified bylaws and the report justifying the changes, attached to these minutes. A resolution is passed to remunerate the Board of Directors with a fixed annual amount to be decided by the General Meeting, and an allowance for attending Board Meetings. The General Meeting establishes that both the fixed annual amount and the allowance for attendance at each meeting of the Board should be the equivalent in Euros of one thousand US dollars. As a consequence, Article 13 of the Bylaws is amended as follows: Article 13. THE BOARD OF DIRECTORS The Board of Directors shall consist of no less than three and no more than nine members. Directors shall be elected by the Shareholders' Meeting and need not be shareholders of the Company or be obliged to furnish security. The appointed Directors shall hold office for five years and may be reelected any number of times. Each of the members of the Board of Directors shall receive cash remuneration comprising a fixed annual amount and a fixed amount as an allowance for attendance at each Board Meeting, both amounts to be decided by the General Shareholders' Meeting. The Board of Directors shall elect from among its members the Chairman of the Board and may appoint one or more Deputy Chairmen and one or more Managing Directors. The Board of Directors may appoint one Secretary and one or more Deputy Secretaries who need not be shareholders or directors. Should any vacancy arise in the Board of Directors, not being any alternates, the Board itself shall have authority to appoint a substitute who shall be a shareholder and shall hold office until the next Shareholders' Meeting is held and ratifies his office or appoints another person to replace him."

A resolution is likewise passed, in accordance with the report drawn up by the Sole Shareholder and attached to these minutes, to update the text of the bylaws by eliminating references to acts of parliament that have now been repealed, while including changes arising in the legislation and improving the phrasing of certain articles. In this regard the following amendments are made: Article 2, eliminating the reference to the Act of 27 June 1974, which has been repealed, the amended text now being as follows: Article 2. CORPORATE PURPOSE The purpose of the Company shall be the exploration and exploitation of hydrocarbons in compliance with the Law and other applicable legal provisions and it may perform any acts and agreements related to said corporate purpose." Article 4, improving the phrasing, the amended text now being as follows: "Article 4. DURATION The Company is organized for an unlimited duration and have commenced its business on the date of its incorporation." Article 5, including two decimal places, the amended text now being as follows: "Article 5. CAPITAL The capital stock is 787,416 euros and shall be represented by 140,610 shares of the same class and series, each with a par value of 5.60 euros, to the bearer, fully subscribed for and paid up, serially numbered from 1 through 140,610, both numbers included. Articles 7 and 8, eliminating the references to the Public Limited Liability Companies Act, the amended text now being as follows: Article 7. SHAREHOLDER RIGHTS Each share confers upon its holder shareholder status and the right to one vote, in addition to the rest of the rights established by the Law in force. Article 8. CO-OWNERSHIP, USUFRUCT AND PLEDGE OVER SHARES The shares are indivisible. Co-owners of a single share shall designate a single person to exercise the shareholder rights and shall be jointly and severally liable to the Company for any obligations arising from their shareholder status. The usufruct and pledge over shares shall be governed by the provisions of the Law. Article 9, modifying the title, replacing 'senior management' with 'corporate bodies', this phrasing being deemed more appropriate, the amended text now being as follows: "Article 9. CORPORATE BODIES The Company shall be governed by the Shareholders' Meeting and by a Board of Directors." Article 10, improving the phrasing, the amended text now being as follows: "Article 10. SHAREHOLDERS' MEETING

The shareholders assembled as a Shareholders' Meeting shall have supreme authority to decide on any matters of the Company within the authority of the Shareholders Meeting." Article 11, adding "liquidators" at the end of the first sentence, the amended text now being as follows: "Article 11. ANNUAL AND SPECIAL SHAREHOLDERS' MEETING Shareholders' Meetings may be annual or special and shall be called by the Directors or liquidators. The Annual Shareholders' Meeting, previously called, shall necessarily assemble within the first six months of each year to review the management of the company, approve, if fitting, the financial statements for the preceding year and resolve on the allocation of profit or loss of the year. Any other Shareholders' Meeting shall be deemed a Special Shareholders' Meeting." Article 12, adapting the requirements for the announcement and procedures of General Meetings in accordance with the legislation in force and improving the phrasing, the amended text now being as follows: Article 12. SHAREHOLDERS' MEETING -ATTENDANCE - REPRESENTATION - PROCEDURE Shareholders' Meetings shall be called through an announcement published in the Official Gazette of the Commercial Registry and in one of the newspapers most widely circulated in the province of the domicile, at least one month in advance of the date established for the meeting. The announcement shall state the company's name the date and time on which the Shareholders' Meeting is to assemble at first and second call and the matters to be discussed and the position of the persons calling the meeting. Special Shareholders' Meetings may be called by the Directors when they deem this necessary or advisable in the interest of the Company and they shall necessary call such meetings at the request of shareholders holding at least 5% of the capital stock, stating in the request the issues to be dealt with. The Shareholders meeting shall be called within one month after it has been notarially requested to the Administrators to call it including in the agenda the requested issues. Between the first and the second call there must be at least twenty-four hours. Notwithstanding the above, the Shareholders' Meeting shall be deemed to have been called and to be validly assembled to discuss any matter whenever the entire capital is present and the shareholders unanimously accept that the meeting be held. The resolutions of the Shareholders Meeting must be adopted by the majority of votes. Except for such instances in which the law or this bylaws requires qualified majorities or which legally need to be adopted. The Shareholders' Meeting shall be validly assembled at first call where the shareholders present in person or by proxy hold at least 50% of the subscribed voting capital and, at second call, regardless of the capital present at the meeting. To resolve on the issue of debentures, the increase or reduction of capital, the re-registration of the Company in another corporate form, the merger or spin off of the Company and, in general, any amendment to the Corporate Bylaws, imposing any limits to the preferred acquisition right, the move abroad of the domicile and the assignment in whole of the assets and liabilities, it shall be necessary, at first call, for shareholders to be present in person or by proxy holding at least 75% of the subscribed voting capital and, at second call, the presence of 50% of such capital shall suffice. Resolutions shall always be adopted by a majority of the capital present or represented. Directors shall attend Shareholders' Meeting either in person or by proxy, unless they are reasonably unable to do so and this shall be recorded in the Minutes. Attendance by electronic means that guarantee the identification of the person in compliance with the legal requirements is envisaged. The Chairman may authorize the attendance of any Managers or Technical Personnel he deems appropriate from time to time, though the Shareholders Meeting may override such authorization. Any shareholder having the right to attend may be represented at the Shareholders' Meeting by another person who need not be a shareholder, proxies to be conferred in writing and especially for each Shareholders' Meeting. Shareholders' Meetings shall be held in the town or city where the company has its registered office at may be extended for one or more consecutive days at the request of the Directors or of one quarter of the capital present; they shall be presided over by the Chairman of the Board of Directors and, in his absence, by the shareholder elected by the shareholders present. The Chairman shall be assisted by the Secretary of the Board of Directors or by person designated by the shareholders present, as the case may be." Article 15, improving the phrasing, the amended text now being as follows: Article 15. PROCEDURE OF THE BOARD The Board of Directors shall be called by the Chairman or by the person acting as such, on his own initiative or at the request of at least two Directors. The Board shall be validly assembled where half plus one of its members are present, in person or by proxy, unless a higher quorum is required by law. Each Director may, through a letter or telegram addressed to the Chairman, appoint another Director to act as his proxy. Ballots held through the written procedure and without assembly shall be valid provided that none of the Directors has objected to such procedure. Resolutions shall be adopted by an absolute majority of the Directors present, although the permanent delegation of any power to the Executive Committee or to the Managing Director or the appointment of the person to hold such offices shall require the vote in favour of two thirds of the members of the Board The discussions and resolutions of the Board shall be recorded in a minutes book each set of minutes to be signed by the Chairman and by the Secretary. Article 16, modifying the title by adding the term "annual" at the relevant point, the amended text now being as follows: Article 16. FINANCIAL YEAR-ANNUAL FINANCIAL STATEMENTS The financial year shall commence on the 1st of January and end on the 31st of December each calendar year and the directors shall prepare, with reference to the closing of each year at December 31 each year and within the following three months the appropriate balance sheet, income statement, notes to the financial statements, management report and proposal for the allocation of profit or loss. The annual financial statements and the management report shall be reviewed by auditors, other than in the case of an abridged balance sheet. The annual financial statements shall be submitted to the Shareholders' Meeting for approval.

Article 17, adding "of results" at the end of the title, eliminating the references to the Public Limited Liability Companies Act and adapting it in accordance with the legislation in force, the amended text now being as follows: Article 17. DISTRIBUTION OF RESULTS The profits of each financial year established as provided for in the above Article shall be distributed as may be resolved by the Shareholders' Meeting, in accordance with the approved balance sheet and in compliance with the Law and, after the provisions established by law or under the bylaws have been made and only provided that the net equity is not and will not become due to such distribution lower than the capital stock. In any event, an amount equal to 10% of the profit shall be allocated to the statutory reserve until such reserve reaches, at least, 20% of the capital stock. Should there be losses from previous fiscal years that would make the figure of the Company's net assets lower than the share capital, the profits will be used to compensate such losses." Article 18, eliminating the references to the Public Limited Liability Companies Act and improving the phrasing, the amended text now being as follows: "Article 18. DISSOLUTION AND LIQUIDATION OF THE COMPANY The Company shall be dissolved by a resolution of the Shareholders' Meeting adopted in compliance with the Law and in other events of dissolution established. The Shareholders' Meeting that resolves the dissolution shall appoint the liquidators, always in an odd number with the powers established by the Law or by the Shareholders' Meeting." "Four: Approval of the recast text of the Corporate Bylaws The General Meeting approves the text attached to these minutes as the recast text of the Corporate Bylaws." It is likewise certified that the text attached to the minutes of the General Meeting is identical to that here reproduced: "CNWL OIL (ESPANA) S.A. CORPORATE BYLAWS Article 1. CORPORATE NAME The name of the Company shall be CNWL OIL (ESPAN A), S.A. Article 2. CORPORATE PURPOSE The purpose of the Company shall be the exploration and exploitation of hydrocarbons in compliance with the Law and other applicable legal provisions and it may perform any acts and agreements related to said corporate purpose. Article 3. REGISTERED OFFICE The company shall have its registered office in Madrid, at c/ Orense 58,11B. Article 4. DURATION The Company is organized for an unlimited duration and have commenced its business on the date of its incorporation.

Article 5. CAPITAL The capital stock is 787,416 euros and shall be represented by 140,610 shares of the same class and series, each with a par value of 5.60 euros, to the bearer, fully subscribed for and paid up, serially numbered from 1 through 140,610, both numbers included. Article 6. TRANSFER OF SHARES The shares shall be freely transferable. Article 7. SHAREHOLDER RIGHTS Each share confers upon its holder shareholder status and the right to one vote, in addition to the rest of the rights established by the Law in force. Article 8. CO-OWNERSHIP, USUFRUCT AND PLEDGE OVER SHARES The shares are indivisible. Co-owners of a single share shall designate a single person to exercise the shareholder rights and shall be jointly and severally liable to the Company for any obligations arising from their shareholder status. The usufruct and pledge over shares shall be governed by the provisions of the Law. Article 9. CORPORATE BODIES The Company shall be governed by the Shareholders' Meeting and by a Board of Directors. Article 10. SHAREHOLDERS' MEETING The shareholders assembled as a Shareholders' Meeting shall have supreme authority to decide on any matters of the Company within the authority of the Shareholders Meeting. Article 11. ANNUAL AND SPECIAL SHAREHOLDERS' MEETING Shareholders' Meetings may be annual or special and shall be called by the Directors or liquidators. The Annual Shareholders' Meeting, previously called, shall necessarily assemble within the first six months of each year to review the management of the company, approve, if fitting, the financial statements for the preceding year and resolve on the allocation of profit or loss of the year. Any other Shareholders' Meeting shall be deemed a Special Shareholders' Meeting. Article 12. SHAREHOLDERS' MEETING-ATTENDANCE - REPRESENTATION - PROCEDURE Shareholders' Meetings shall be called through an announcement published in the Official Gazette of the Commercial Registry and in one of the newspapers most widely circulated in the province of the domicile, at least one month in advance of the date established for the meeting. The announcement shall state the company's name the date and time on which the Shareholders' Meeting is to assemble at first and second call and the matters to be discussed and the position of the persons calling the meeting. Special Shareholders' Meetings may be called by the Directors when they deem this necessary or advisable in the interest of the Company and they shall necessary call such meetings at the request of shareholders holding at least 5% of the capital stock, stating in the request the issues to be dealt with. The Shareholders meeting shall be called within one month after it has been notarially requested to the Administrators to call it including in the agenda the requested issues.

Between the first and the second call there must be at least twenty four hours. Notwithstanding the above, the Shareholders' Meeting shall be deemed to have been called and to be validly assembled to discuss any matter whenever the entire capital is present and the shareholders unanimously accept that the meeting be held. The resolutions of the Shareholders Meeting must be adopted by the majority of votes. Except for such instances in which the law or this bylaws requires qualified majorities or which legally need to be adopted. The Shareholders' Meeting shall be validly assembled at first call where the shareholders present in person or by proxy hold at least 50% of the subscribed voting capital and, at second call, regardless of the capital present at the meeting. To resolve on the issue of debentures, the increase or reduction of capital, the re-registration of the Company in another corporate form, the merger or spin off of the Company and, in general, any amendment to the Corporate Bylaws, imposing any limits to the preferred acquisition right, the move abroad of the domicile and the assignment in whole of the assets and liabilities, it shall be necessary, at first call, for shareholders to be present in person or by proxy holding at least 75% of the subscribed voting capital and, at second call, the presence of 50% of such capital shall suffice. Resolutions shall always be adopted by a majority of the capital present or represented. Directors shall attend Shareholders' Meeting either in person or by proxy, unless they are reasonably unable to do so and this shall be recorded in the Minutes. Attendance by electronic means that guarantee the identification of the person in compliance with the legal requirements is envisaged. The Chairman may authorize the attendance of any Managers or Technical Personnel he deems appropriate from time to time, though the Shareholders Meeting may override such authorization. Any shareholder having the right to attend may be represented at the Shareholders' Meeting by another person who need not be a shareholder, proxies to be conferred in writing and especially for each Shareholders' Meeting. Shareholders' Meetings shall be held in the town or city where the company has its registered office at may be extended for one or more consecutive days at the request of the Directors or of one quarter of the capital present; they shall be presided over by the Chairman of the Board of Directors and, in his absence, by the shareholder elected by the shareholders present. The Chairman shall be assisted by the Secretary of the Board of Directors or by person designated by the shareholders present, as the case may be. Article 13. THE BOARD OF DIRECTORS The Board of Directors shall consist of no less than three and no more than nine members. Directors shall be elected by the Shareholders' Meeting and need not be shareholders of the Company or be obliged to furnish security. The appointed Directors shall hold office for five years and may be reelected any number of times. Each of the members of the Board of Directors shall receive cash remuneration comprising a fixed annual amount and a fixed amount as an allowance for attendance at each Board Meeting, both amounts to be decided by the General Shareholders' Meeting. The Board of Directors shall elect from among its members the Chairman of the Board and may appoint one or more Deputy Chairmen and one or more Managing Directors. The Board of Directors may appoint one Secretary and one or more Deputy Secretaries who need not be shareholders or directors.

Should any vacancy arise in the Board of Directors, not being any alternates, the Board itself shall have authority to appoint a substitute who shall be a shareholder and shall hold office until the next Shareholders' Meeting is held and ratifies his office or appoints another person to replace him. Article 14. POWERS OF THE BOARD OF DIRECTORS The Board of Directors shall have the fullest powers to represent the Company, with the sole limitation of the powers that are reserves solely to the Shareholders Meeting by the Law. The Board of Directors shall particularly have the following powers: 1) To represent the Company before any body of the Public Authority, either central or local or semi-public, and before any Tribunals and Courts; and before any natural or legal persons, public or private, without any limitation or restriction. 2) To manage and administer the corporate affairs and interests of the Company in compliance with the Law, attending their management in an ongoing manner. For such purpose it may establish the rules of government and system of management and operation of the Company, organizing and regulating its services. 3) To appoint, post and remove any personnel of the Company, establishing their duties and remuneration. 4) To purchase or acquire in any manner and sell or dispose of in any manner any movable or real property and rights of the Company. 5) To take money on loan from any Banks or financial or credit Institutions offering financial security or otherwise, including security over real estate. 6) To lease movables or real estate of any kind without limitation as regards the term, prices or other conditions. 7) To open, maintain, operate and close, in the name of the Company, current, special, savings and other accounts, depositing amounts therein and drawing on such funds through checks, bills of exchange, promissory notes and other documents. 8) To draw, accept, secure, endorse, collect and submit for trading and discount bills of exchange, promissory notes and any other strict orders of payment and to protest them for lack of acceptance or payment. 9) To receive payments of amounts due or owned by the Company for any reason for any reason from any individual or legal person, including amounts receivable or deposits of the Public Treasury, Tax Offices or other state or semi-public bodies; to sign receipts and issue letters of payment for such amounts, render and demand the rendering of accounts, contesting or approving them; to create, cancel or withdraw deposits of any kind including with the Government Depository (Caja General de Depositos) or its Branches. 10) To collect letters sent by ordinary or registered mail and shipments addressed to the Company, to open them and, in general, to open and sign any correspondence of the Company; to keep any books of the Company, in compliance with the Law, as may be necessary or advisable.

11) To request entries and registrations on the records and books of the Company; to pay taxes, submitting the tax returns demanded by the tax laws; to bring claims against the allocation and calculation of the taxable amounts should they be deemed inappropriate; to appeal any decisions of the authorities and civil servants of the State, Province and Municipal Authority, as may be deemed inappropriate; to file claims, serve notices and lodge appeals before the authorities, bodies and civil servants in question. 12) To make execute and sign any contracts and agreements relating to the purposes and objectives of the Company, freely agreeing any arrangement, commitment and obligation. 13) To represent the Company in any auctions or procedures for award, submitting bids and accepting the results thereof; to represent the Company and exercise all its rights without limitation in any suspension of payments, bankruptcy or similar proceeding. 14) To reach settlement in court or out of court relating to matters subject to court proceedings or otherwise, and to submit any dispute in which the Company may have an interest to the decision or arbitrators. 15) To confer and sign powers of attorney upon Lawyers and Court Solicitors to represent the Company before any Court of justice, as plaintiff, defendant or in any other capacity, conferring upon such attorneys in fact any powers deemed advisable without restriction. 16) To decide and resolve on the creation, cancellation or relocation of Branches of the Branch (sic.). The above list is merely informative and implies no limitation, it to be understood that the Board of Directors shall have authority to exercise the fullest powers with the exception contemplated in the first paragraph of this Article. Article 15. PROCEDURE OF THE BOARD The Board of Directors shall be called by the Chairman or by the person acting as such, on his own initiative or at the request of at least two Directors. The Board shall be validly assembled where half plus one of its members are present, in person or by proxy, unless a higher quorum is required by law. Each Director may, through a letter or telegram addressed to the Chairman, appoint another Director to act as his proxy. Ballots held through the written procedure and without assembly shall be valid provided that none of the Directors has objected to such procedure. Resolutions shall be adopted by an absolute majority of the Directors present, although the permanent delegation of any power to the Executive Committee or to the Managing Director or the appointment of the person to hold such offices shall require the vote in favour of two thirds of the members of the Board The discussions and resolutions of the Board shall be recorded in a minutes book each set of minutes to be signed by the Chairman and by the Secretary. Article 16. FINANCIAL YEAR-ANNUAL FINANCIAL STATEMENTS The financial year shall commence on the 1st of January and end on the 31st of December each calendar year and the directors shall prepare, with reference to the closing of each year at December 31 each year and within the following three months the appropriate balance

/s/ Elvin Saruk	/s/ Margarita Hernando
Chairman	Secretary
Elvin Saruk	Ms Margarita Hernando

sheet, income statement, notes to the financial statements, management report and proposal for the allocation of profit or loss. The annual financial statements and the management report shall be reviewed by auditors, other than in the case of an abridged balance sheet. The annual financial statements shall be submitted to the Shareholders' Meeting for approval. Article 17. DISTRIBUTION OF RESULTS The profits of each financial year established as provided for in the above Article shall be distributed as may be resolved by the Shareholders' Meeting, in accordance with the approved balance sheet and in compliance with the Law and, after the provisions established by law or under the bylaws have been made and only provided that the net equity is not and will not become due to such distribution lower than the capital stock. In any event, an amount equal to 10% of the profit shall be allocated to the statutory reserve until such reserve reaches, at least, 20% of the capital stock. Should there be losses from previous fiscal years that would make the figure of the Company's net assets lower than the share capital, the profits will be used to compensate such losses. Article 18. DISSOLUTION AND LIQUIDATION OF THE COMPANY The Company shall be dissolved by a resolution of the Shareholders' Meeting adopted in compliance with the Law and in other events of dissolution established. The Shareholders' Meeting that resolves the dissolution shall appoint the liquidators, always in an odd number with the powers established by the Law or by the Shareholders' Meeting." I therefore issue this certificate for the relevant purposes, in my position as Secretary of the Board of Directors, with the Formal Approval of the Chairman, in Madrid, on 21 March 2013. Approved: [Illegible signature] Chairman Mr Elvin Saruk THIS IS AN EXACT COPY OF THE ORIGINAL, where a note has been entered. It is issued by me for the Company on nine sheets of stamped paper for the exclusive use of notarial instruments, of the series BG, numbers 2086200, the seven preceding numbers and that of this sheet, signed, initialled, paraphed and stamped by me in MADRID, on 17 April 2013.1 ATTEST. [Notarial stamps] [Illegible signature] [Companies Register stamp]

COMPANIES REGISTER OF MADRID
PASEO DE LA CASTELLANA 44, 28046 MADRID

COMPANIES REGISTER OF MADRID

THE UNDERSIGNED COMPANIES REGISTRAR, having examined and classified the foregoing document under Article 18 of the Code of Commerce and Article 6 of the Companies Register Regulation, having complied with the provisions of Article 15 of said Regulation, has resolved to proceed with its registration in:

Volume: 626, Page: 130, Section: 8, Sheet: M-13171, Entry: 64

DOCUMENT PRESENTED 2013/56,125.0

DAYBOOK 2393

ENTRY 742

Entity: CNWL OIL ESPAÑA SA

COMMENTS AND INCIDENTS

THE PROVISIONS OF ARTICLE 124.4 OF THE COMPANIES REGISTER REGULATION HAVE BEEN FULFILLED

Madrid, 09 MAY 2013

THE REGISTRAR

[Illegible signature]

[Companies Register stamp]

Reduction applied under Royal Legislative Decrees 6/1999 and 6/2000
BASE SUM: NO MONETARY SUM
FEES INVOICED: FIFTY-NINE EUROS AND TWENTY-EIGHT EUROCENTS ********59.28

Pursuant to Article 333 of the Mortgage Regulation and Article 80 of the Companies Register Regulation, IT IS HEREBY RECORDED that according to the computer records of the Register (Articles 12 and 79 of the Companies Register Regulations), the registration sheet of the company has not been closed by the register and does it contain any entries with respect to any declaration of voluntary or mandatory insolvency, or winding-up proceedings.

In compliance with Organic Personal Data Protection Act 15/1999, of 13 December 1999, it is hereby recorded that the personal data included in the registrable title and those of its representative have been included in the books of this Register and in the computerised records kept in accordance with those books, for which the Registrar is responsible. In all regards compatible with the specific legislation of the Companies Register, it is acknowledged that the interested parties enjoy the rights set out in the aforementioned Organic Act, which they may exercise by writing to the address which heads the attached invoice.

Companies Registrars of Madrid, Joint Ownership Structure – Tax ID: E81458556

LAURA SALGUERO CORRAL
Traductora-Intérprete Jurada de INGLÉS
Nº 4310

Certification Miss LAURA SALGUERO CORRAL, sworn translator of ENGLISH, appointed by the Spanish Ministry of Foreign Affairs and Cooperation, certifies that this is a true and complete translation into ENGLISH of an original document written in SPANISH. In Madrid, on the 23rd March 2020 Signature: LAURA SALGUERO CORRAL Traductora-lnterprete Jurada de INGLES N°4310 Certificacion Dona Laura Salguero Corral, Traductora-Interprete Jurada de ingles nombrada por el Ministerio de Asuntos Exteriores y de Cooperation, certifica que la que antecede es traduction fiel y completa al INGLES de un documento redactado en ESPANOL. En Madrid, a 23 de marzo de 2020 Firma:

ESCRITURA DE ELEVACION A PUBLICOS DE ACUERDOS SOCIALES (MODIFICACION DE ESTATUTOS), ADOPTADOS POR LA SOCIEDAD UNIPERSONAL "CNWL OIL (ESPANA), S.A.".- NUMERO QUINIENTOS OCHENTA Y CINCO. EN MADRID, mi residencia, a diecisiete de Abril de dos mil trece. ANTE MI: LUIS DE LA FUENTE O'CONNOR, Notario del Ilustre Colegio de esta Capital, COMPARECE: V : *. Da MARGARITA HERNANDO MARTINEZ-ARROYO, mayor de edad, casada, Abogado y vecina de Madrid, Carretera del Mediodia n° 34, titular del DNI numero 02605123-M. Trae a este acto la representacion, como Secre- taria del Consejo de Administracion, cargo que asegura ejerce, de la sociedad mercantil unipersonal "CNWL OIL (ESPANA), S.A.", antes denominada BP Petroleum Development of Spain, S.A., domiciliada en Madrid, calle Orense 58, planta 11, modulo B, con C.I.F. A-28-408276; constituida, por 1 tiempo indefinido, en escritura autorizada por el Notario de Madrid D. Jose Alvarez Alvarez, el 17 de noviembre de 1975, numero 5513 de orden de su protocolo, debidamente inscrita en el Registro Mcrcantil de esta provincia. Adopto su actual denominacion en la escritura de fusion autorizada por el Notario de Madrid don Jose Maria Alvarez Vega, el dia 28 de septiembre de 1990, con el numero 5.917 de su protocolo, que so inscribio en el Registro Mcrcantil do esta provincia, al tomo 616 general, folio 101, hoja M- 13171, inscripcion la-- - Tiene por objeto: La investigacion y explotacion de hidrocarburos. Yo, el Notario, hago constar expresamente que he cumplido con la obligacion de identificacion del titular real que impone la Ley 10/2010, de 28 de abril, cuyo resultado consta en acta por mi autorizada el dia 29 de Julio de 2010, con el numero 1.562 de mi protocolo, manifestando la comparcciente, segun concurre, no haberse modificado el contenido de la misma. TIENE, a mi juicio, segun concurre, legitimidad y capacidad legal para formalizar la presente 2 escritura de elevacion a publico de acuerdos sociales y, al efecto, OTORGA : ELEVA A PUBLICOS los acuerdos (decisiones del socio unico) adoptados en la Junta General Extraordinaria y Universal de Accionistas de la Sociedad "CNWL OIL (ESPANA), S.A.U.", celebrada el 20 de marzo de 2013, que se detallan en la certificacion que se dira y cuyo contenido se da aqui por integramente reproducido a todos los efcctos legales y registrales, a fin de evitar inutiles repeticiones, consistente en modificar los estatutos sociales y aprobar el nuevo texto refundido de ellos. CERTIFICACION QUE DOCUMENTA DICHOS ACUERDOS Ello consta en la certificacion que me entrega y dejo unida a esta matriz como documento adicional, expedida por la propia compareciente en su calidad de Secretaria del Consejo de Administracion, la firma de la cual considero legitima por ratificarse 3 en ella a mi presencia, con el visto bueno del Presidente D. Elvin Saruk, la firma del cual considero legitima por coritrAstarla con otra suya puesta en documento notarial. Aludida certificacion, sera transcrita o reproducida por cualquier medio mecanico admitido, en las copias que de esta escritura y en su dia se expidan. PRESENTACI6N.- A tenor de lo dispuesto en el articulo 196 del Reglamento Notarial y en el apartado 2 del articulo 249 del mismo Reglamento, la parte otorgante me exime a mi, el Notario, de presentar telematieamente con mi firma electronics reconocida y por cualquier otro medio admitido, la copia autorizada de esta escritura en el Registro Mercantil correspondiente.-=- Proteccion de datos de caracter personal: La parte interviniente acepta la incorporacion de sus datos y la copia del documento de identidad a los ficheros de la Notaria con la finalidad de realizar las funciones propias de la actividad notarial y efectuar las comunicaciones de datos previstas en la Ley a las Administraciones Publicas y, en su caso, al Notario que suceda al actual en 4 la plaza. Puede ejercer sus derechos de acceso, rectificacion, cancelacion y oposicion en la Notaria. En caso de que se incluyan datos de personas distintas de los intervinientes, esos deberan haberles informado, con caracter previo, del contenido de este parrafo. ADVERTENCIA LEGAL: Yo, el Notario, de conformidad con lo establecido en el articulo 82 del Reglamento del Registro Mercantil, advierto expresamente a la parte interesada de la obligatoriedad de la inscripcion de la presente escritura en el Registro Mercantil. OTORGAMIENTO Y AUTORIZACION: Yo, el Notario, he advertido a la(s)/los/el parte(s)/otorgante(s) que tiene(n) el derecho a leer la presente escritura por si, le(s) he perxnitido que la lea(n) antes de que la firme(n) y yo se la he leido en los terminos reglamentarios. o- Despues de su lectura, la(s)/los/el 5 parte(s)/otorgante(s)/compareciente(s) ha(n) hecho constar haber quedado debidamente informado(s) del contenido del presente instrumento, ha(n) prestado a éste su libre consentimiento y lo firma(n).————

De identificarle(s) mediante su(s) respectivo(s) documento(s) de identidad relacionado(s), de que sus circunstancias personales resultan, unas de sus declaraciones y otras de/l (los) documento(s) de identidad aportado(s), de que el consentimiento ha sido libremente prestado por el/los otorgante(s) e interviniente(s), de que el otorgamiento se adecua a la legalidad y a la voluntad debidamente informada de/l (los) otorgante(s) o interviniente(s), y de todo lo demás consignado en este instrumento público, extendido en tres folios timbrados de papel exclusivo para documentos notariales, serie BG, números 1963644, 1963643, y el del presente, yo, el Notario, DOY FE.————

Sigue la firma de la compareciente.- Signado: Luis de la Fuente O'Connor.- Rubricados.- Sello de la Notaría.————

————DOCUMENTOS UNIDOS————

6

LAURA SALGUERO CORRAL
Traductora-Intérprete Jurada de INGLÉS
Nº 4310 23/03/20

Da. MARGARITA HERNANDO MARTINEZ-ARROYO, con D.N.I. 02605123M, en su condition de Secretaria^del Consejo de Administration de CNWL Oil (ESPANA) S.A., con numero C.I.F. A-28408276 CERTIEICA que la Junta General Universal y Extraordinaria de la sociedad CNWL Oil (ESPANA) S.A. (Sociedad Unipersonal), celebrada con los requisitos legales a las 8 horas del dia 20 de marzo de 2013, en el domicilio social, con asistencia de Canada Northwest Oils (Europe) B.V., titular' de todo el capital social representado por 140.610 acciones numeradas del 1"al 140.610 ambas inclusive de 60,10€ de valor nominal cada una, totalmente suscritas y desembolsadas, representada por Carmen Rozpide, del Consejero Elvin Saruk- que es designado por el socio unico Presidente de la Junta, y de Margarita Hernando Martinez- Arroyo, y estando ausentes los Consejeros D. Dean Chambers y D. Stephen Bodley a quienes les ha sido imposible asistir; resolvio sobre los puntos que integraron el Orden del dia, previamente aprobado, adoptando, entre otras, las siguientes decisiones que a continuacion se transcriben literalmente. Se hace constar que la adoption de dichas decisiones quedo reflejada en el acta que, aprobada tambien por el accionista unico, fue firmada al concluir la sesion en prueba de conformidad. - - ' o "Tercero: Modification de los Estatutos Sociales Ei socio facilita la redacction de la modificacion estatutaria y el informe justificative de los cambios que se adjunta al acta. Se acuerda remunerar_al .consejo.de Administracion una cantidad fija anual a determinarse por la Junta Generai y una dieta de' asistencia a los Consejos. La Junta General establece que tanto la cantidad fija anual como la dieta de asistencia a cada reunion del Consejo sea el contravalor en Euros de mil dolares EEUU. En consecuencia el articulo 13 de los Estatutos se modifica de la siguiente manera: "Articulo 13. EL CONSEJO OE ADMINISTRACION El Consejo de Administracion se compondra de un numero de miembros no inferior a tres ni superior a nueve. Los Consejeros seran elegidos por ia Junta de Accionistas y no necesitaran ser accionistas de la Sociedad ni vendran obligados a prestar garantfas. Los Consejeros designados para la Administracion de ia Sociedad ostentaran sus cargos por cinco anos y podran ser indefinidamente reelegidos. Cada uno de los miembros del Consejo de Administracion recibirS una remuneraclon en metalico consistente en una cantidad fija anual y una cantidad fija en concepto de dieta de asistencia a los Consejos CERT_JG_E_200313_Modificacion Estatutos Sociafes_ESP

par su participacion cn cada Consejo, ambas cantidades a determinarse por la Junta General. El Consejo de Administracion, elegira de su seno al Presidents del Consejo y podra nombrar uno o mas Vicepresidentes y uno o mas Consejeros De/egados. El Consejo de Administracion, podra designar un Secretario y uno o mas Vicesecretarios que no sera preciso que sean nl accionistas ni adminlstradores. En caso de producirse alguna vacante en el Consejo de Administracidn, sin que existan suplentes, el propio Consejo esta autorizado para nombrar un sustituto que debera ser accionista y que ocupard el cargo hasta que se redna la prdxima Junta General y lo ratifique o sustituya." Asimismo se resuelve, conforme al informe preparado por el Socio unico y anexo al presente acta, actualizar el texto de ios estatutos eliminando las referencias a leyes ya derogadas, incorporando Ios cambios acaecidos en la legislation y mejorando la redaction de algunos articulos. En este sentido se modifica lo siguiente: Articulo2, se elimina la referenda a la ley de 27 de Junio de 1.974 que esta derogada, quedando el texto de la siguiente manera: "Articuln 2. OBJETO SOCIAL La Sociedad tendra por objeto la investigacidn y explotacion de hidrocarburos de acuerdo con la Ley u otras disposiciones legates aplicables y podra reatizar cuantos ados y contratos se relaclonen con dicho objeto." Articulo 4, mejorando la redaction, quedando el texto de la siguiente manera: "Articulo 4. DURACION La Sociedad tiene una duracion indefinida, habiendo dado comienzo sus operaciones en la fecha de constitucion." Articulo 5, incluyendo dos cifras en Ios decimales, quedando el texto de la siguiente manera: "Articulo 5. CAPITAL El capita/ social es de 787.416 euros y estara representado por 140.610 acciones de la misma clase y sene, de 5,60 euros de valor nominal cada una, al portador, totalmente suscritas y desembolsadas, numeradas del 1 al 140.610 ambos inclusive." Articulos 7 y 8 se eliminan las referencias a la Ley de Sociedades Andnimas, quedando redactados de la siguiente manera: 'oArticulo 7. DERECHOS DE LOS ACCIONISTAS Cada accion confiere e a su titular la condicion de socio y el derecho a un voto, y demas derechos establecidos en la vigente Ley. Articulo 8. COPROPIEDAD, USUFRUCTO Y PRENDA DE LAS ACCIONES Las acciones son indivisibles. Los copropietarios de una accion habran de designar una sola persona para el ejercicio de Ios derechos de socio y responderan solidariamente frente a la Sociedad de cuantas obligaciones se deriven de la condicion de accionista. El usufructo y la prenda de acciones se regira por las normas de la Ley. CERT_JG_E_2003l3_Modificacion Estatutos Sociales^ESP

Articulo 9 se modifica el titulo, sustituyendo Administracion por orqanos, redaction que se considera mas adecuada, quedando redactado de la siguiente manera: "Articulo 9. 6RGANOS DE LA SOCIEDAD La Sociedad sera regida por la Junta General de Accionistas y por un Consejo de Administracion." Articulo 10 se mejora la redaccion, quedando redactado de la siguiente manera: "Articulo 10. JUNTA GENERAL DE ACCIONISTAS Los accionistas constituidos en Junta general tendran la suprema autoridad para decidir en todos los asuntos propios de la competencia de la Junta General de la Sociedad. " Articulo 11 se anade "los liquidadores" al final de la primera frase, quedando redactado de la siguiente manera: "Articulo 11. JUNTA GENERAL ORDINARIA Y EXTRAORDINARIA Las Junta Generales podran ser ordinarias o extraordinarias y seran convocadas por los Administradores o liquidadores. La Junta General Ordinaria, previamente convocada, se reunirg necesariamente dentro de los seis primeros meses de cada ejercido para censurar la gestion social, aprobar, en su caso, las cuentas deI ejerdcio anterior y resolver sobre la aplicacion del resuitado. Toda otra Junta distinta de la mencionada se considerara Junta General Extraordinaria. ~ Articulo 12 se adaptan los requisites de la convocatoria y procedimientos de la Juntas Generales a la legislation vigente y se mejora la redaccion, quedando redactado de la siguiente manera: "Articulo 12. JUNTAS DE ACCIONISTAS CONVOCATORIA - ASISTENCIA - REPRESENTACION - PROCEDIMIENTO Las Juntas generales de Accionistas seran convocadas mediante anuncio publicado en el Boletin Oficial del Registro Mercantil y en uno de los diarios de mayor circulacion en la provinda en que estd sltuado el domicilio, al menos con un mes de antelacion a la fecha fijada. El anuncio expresara el nombre de la sociedad, la fecha y hora de la reunion en primera y segunda convocatoria y los asuntos a tratar y ei cargo de la persona o personas que realicen la convocatoria. La Juntas Extraordinarias de Accionistas podran ser convocadas por los Administradores cuando los estimen necesario o conveniente a los intereses sociales y habran de convocarias en todo caso cuando lo soliciten sodas titulares de no menos del 5% del capital social, expresando en la solicitud los asuntos a tratar. La Junta General debera ser convocada dentro del mes siguiente a la fecha en que se hubiese requerido notarialmente a los administradores para convocada, debiendo incluirse necesariamente en el orden del dia los temas solfcitados. Entre la primera y la segunda convocatoria debe haber al menos veinticuatro horas. No obstante la Junta se entendera convocada y validamente constituida para tratar cualquier asunto siempre que este presente todo el capital y los asistentes acepten por unanimidad su celebracion. Los acuerdos de la Junta General se adoptaran por mayoria de votos. Se exceptuan los supuestos en que la ley o estos estatutos exijan mayorias reforzadas o de derecho necesario. CERT_JG_E_200313_Modificacion Estatutos Sociales_ESP

La Junta General quedara validamente constituida en primer a convocatoria cuando los accionistas presentes o representados posean at menos el 50% del capital suscrito con derectio de voto, y en segunda convocatoria, cualquiera que sea el capital concurrents. Para acordar la emision de obligaciones, el aumento o la reduccion del capital, la transformacion, fusion o escision de la Sociedad y en general cualquier modificacion de los Estatutos soclates, la limitacion del derecho de adquisicion preferente y el traslado del domicilio at extranjero y la cesion global del activo y el pasivo sera necesana en primers convocatoria la concurrencia de accionistas presentes o representados que posean a! menos el 75% del capita! suscrito con derecho a voto, y en segunda convocatoria bastard el 50% de dicho capital. En todos los casos los acuerdos se adoptaran por mayoria del capital presente o representado. Los Admlnistradores deberan asistir a las Juntas Generates, presentes, o representados, salvo que justificadarnente no les fuere posible y se hare constar en el Acta. Se permitira /a asistencia a las Juntas por medios telematicos que garanticen debidamente la identidad del sujeto, cumphendose los requisitos establecidos en la Ley al respecto. El Presidente podra autorizar la asistencia de los Directores o Tecnicos que estime oportuno en cada caso, si bien la Junta General podrA revocar dicha autorizacion. Todo accionista con derecho de asistencia podra scr representado en la Junta por otra persona aunque no sea accionista, cuya representacidn se conferira por escrito y especialmente para cada Junta. Las Juntas Generales se celebraran en la localidad del domicilio social y sus sesiones pueden ser prorrogadas durante uno o mas dias consecutivos a peticidn de los Admlnistradores o de la cuarta parte del capital presente; y estaran presididas por el Presidente del Consejo de Administracion y a falta de este por el accionista que elijan los socios aslstentes. El Presidente estara asistido por e Secretario del Consejo de Administracion o por los accionistas asistentes, en su caso." Articulo 15 se mejora la redaccion, quedando redactado de la siguiente manera: "Articulo 15. FUNCIONAM1ENTO DEL CONSEJO El Consejo de Administracidn debera ser convocado por el Presidente o quien haya sus veces, por propia iniciativa o a peticion de al menos dos Consejeros- El Consejo quedara validamente constituido cuando concurran, presentes o representados, la mitad mas uno de sus componentes, salvo exigencia legal de mayor quorum. Cada Consejero podra, por carta 0 telegrama dirigido al Presidente, conferir su representacion a otro Consejero. La votacion por escrito y sin sesion sera valida cuando ningun Consejero se haya opuesto. Los acuerdos se adoptaran por mayoria absolute de los Consejeros concurrentes, si bien la delegacion permanente de alguna facultad en la Comisidn ejecutiva o en el Consejero Delegado o la deslgnacion de quien haya de ocupar tales cargos, requerira el voto favorable de las dos terceras partes de los componentes del Consejo. Los discusiones y acuerdos del Consejo se llevardn a un libro de actas y seran firmadas por el Presidente y el Secretario." Articulo 16 se modifica el titulo anadiendo "anuales" al final del mismo, quedando redactado de la siguiertte manera: "Articulo 16. EJERCICIO SOCIAL - CUENTAS ANUALES Los ejerclcios sociales, comenzaran el dia 1 de enero y terminaran el 31 de diciembre de cada ano natural, y los admlnistradores formularan con CERT_JG_E_200313_Modificacion Estatutos Sociales_ESP

referenda at derre de cada ejerddo al 31 de diciembre de coda ano y dentro de los tres meses siguientes, el oportuno balance del ejerddo. la cuenta de perdidas y ganancias, la memoria, el informe de gestion y la propuesta de aplicadon del resultado. Las cuentas anuales y el informe de gestion deberan ser revisados por auditores de cuentas, salvo en el supuesto de balance abreviado. Las cuentas anuales scran sometidas a aprobacion de la Junta General." Articulo 17 se ariade "del resultado" al final del titulo, se eliminan las referenclas a la Ley de Sociedades Anonimas y se adecua a la legislacion vigente, quedando redactado de la slguiente manera: "ArticulO 17. DISTRWUCION DEL RESULTADO Los beneficios de cada ejerddo determinados segun queda previsto en el Articulo anterior se distribuirim segun resuelva la Junta General de Accionistas, de acuerdo con el balance aprobado, y en cumplimentacion de la Ley, y una vez cubiertas las atenciones legates o estatutanas y solo cuando cl valor del patrimonio neto no sea, o a consecuencia del reparto no resulte ser, inferior al capital social. En todo caso una cl fra iguaf al 10% del benefido se destinara a la reserva legal basta que este alcance, al menos, el menos, el 20% del capital social. Si existieran perdidas de ejercicios anteriores que hicieran que ese valor del patrimonio neto de la sociedad fuera inferior a la cifra del capita! social, el beneficio se destinara a la compensacion de estas perdidas. " Articulo 18 se eliminan las referencias a la Ley de Sociedades Anonimas y se mejora la redaccion, quedando redactados de la siguiente manera: "Articulo JB. DISOLUCTON Y LIQUlDACION DE LA SOCIEDAD La Sociedad se disolvera por acuerdo de la Junta General adoptado con arreglo a la Ley y en los demas casos de disolucion establecida. La Junta General que acuerde la disolucion nombrara liquidadores en numero impar que actuaran por unanimidad o por mayoria, con las atribuciones senaladas por la Ley o por la Junta General."" "Cuarto; Aprobacion del texto refundido de los Estatutos Sociales La Junta General aprueba el texto adjunto a este acta como texto refundido de los Estatutos Sociales." Asimismo se certifica que el texto adjunto al acta de la Junta es identico al que aqui se reproduce: 'CNWL OIL (ESPANA) S.A. ESTATUTOS SOCIALES Articulo 1. DENOMINACION El nombre de la Sociedad sera CNWL OIL (ESPANA), S.A. Articulo 2. OBJETO SOCIAL La Sociedad tendra por objeto la investigacion y explotacion de hidrocarburos de acuerdo con la Ley u otras disposiciones legales aplicables y podra realizar cuantos actos y contratos se relacionen can dicho objeto. Articulo 3. DOMICIUO La sociedad tendra su domicilio social en Madrid, c/ Orense 58, 11B. pr\ CERT_JG _E._200313 Modification Estatutos Sociales.ESP

Articulo 4. DURACION La Sociedad tiene una duracion indefinida, habiendo dado comienzo sus operaciones en la fecha de constitucion. Articulo 5. CAPITAL El capital social es de 787.416 euros y estara representado por 140.610 acciones de la misma dase y serie, de S,60 euros de valor nominal cada una, al portador, totalmente suscritas y desembolsadas, numeradas del 1 al 140.610 ambos inclusive. Articulo 6. TRANSFUSION DE ACCIONES Las acciones seran libremente transmisibles. Articulo 7. DERECHOS DE LOS ACCIONISTAS Cada accion confiere a su titular la condicion de socio y el derecho a un voto, y demas derechos establecidos en la vlgente Ley. Articulo 8. COPROPIEDAD, USUFRUCTO Y PRENDA OF IAS ACCIONES Las acciones son indivisibles. Los copropietarios de una accion habran de designar una sola persona para el ejercicio de los derechos de socio y responderan soiidariamente frente a la Sociedad de cuantas obligaciones se deriven de la condicion de accionista. El usufructo y la prenda de acciones se reglrdn por las normas de la Ley. Articulo 9. ORGANOS DE LA SOCIEDAD La Sociedad sera regida por la Junta General de Accionistas y por un Consejo de Administracion. Articulo 10. JUNTA GENERAL DE ACCIONISTAS Los accionistas constituidos en Junta general tendran la suprema autoridad para decidir en todos los asuntos propios de la competencia de la Junta General de la Sociedad. Articulo 11. JUNTA GENERAL ORDINARIA Y EXTRAORDINARIA Las Junta Generates podran ser ordinarias o extraordinarias y seran convocadas por los Administradores o Liquidadores. La Junta General Ordinaria, previamente convocada, se reunira necesariamente dentro de los seis primeros meses de cada ejercicio para censurar la gestion social, a probar, en su caso, las cuentas del ejercicio anterior y resolver sobre la aplicacion del resultado. Toda otra Junta distinta de la mencionada se considerara Junta General Extraordinaria. Articulo 12. JUNTAS DE ACCIONISTAS CONVOCATORIA - ASISTENCIA - REPRESENTACION - PROCEDIMIENTO Las Juntas generates de Accionistas seran convocadas medlante anuncio publicado en el Boletin Oficial del Registro Mercantil y en uno de los diarios de mayor circulacion en la provincia en que este situado el domicilio, al menos con un mes de antelacion a la fecha fijada. El anuncio expresara el nombre de la sociedad, la fecha y hora de la reunion en primera y segunda convocatoria y los asuntos a tratar y el cargo de la persona o personas que realicen la convocatoria. La Juntas Extraordinarias de Accionistas podran ser convocadas por los Administradores cuando los estimen necesario o conveniente a los intereses sociales y habran de convocarlas en todo caso cuando lo soliclten socios titulares de no menos del 5% del capital social, expresando en la solicitud los asuntos a tratar. CERT_JG_E_200313_Modificacion Estatutos Sociales_ESP

La Junta General deberb ser convocada dentro del mes siguiente a la fecha en que se hubiese requerido notarialmente a los administradores para convocarla. Debiendo induirse necesariamente en el orden del dfa los temas sollcltados. Entre la primera y la segunda convocatoria debe haber al menos veinticuatro horas. No obstante la Junta se entendera convocada y validamente constituida para tratar cualquier asunto siempre que estb presente todo el capital y los aslstentes acepten por unanimidad su celebracion. Los acuerdos de la JG se adoptaran por mayoria de votos. Se exceptuan los supuestos en que la ley o estos estatutos exijan mayorias reforzadas o de derecho necesario. La Junta General quedarb validamente constituida en primera convocatoria cuando los accionistas presentes o representados posean al menos el 50% del capital suscrito con derecho de voto, y en segunda convocatoria, cualquiera que sea el capital concurrente. Para acordar la emisibn de obligaciones, el aumento o la reduccion del capital, la transformacion, fusion o esclsion de la Sociedad y en general cualquier modificacion de los Estatutos sociales, la limitacion del derecho de adquisicion preferente y el traslado del domicilio al extranjero y la cesion global del activo y el pasivo sera necesaria en primera convocatoria la concurrenda de accionistas presentes O representados que posean al menos el 75% del capital suscrito con derecho a voto, y en segunda convocatoria bastara el 50% de dlcho capital. En todos los casos los acuerdos se adoptaran por mayoria del capital presente o representado. Los Administradores deberan asistir a las Juntas Generales, presentes, o representados, salvo que justiflcadamente no les fuere posible y se harb constar en el Acta. Se permitirb la asistencia a las Juntas por medios telematicos que garanticen debidamente la identidad del sujeto, cumpliendose los requisitos establecidos en la Ley al respecto. El Presldente podrb autorizar la asistencia de los Directores o Tecnicos que estime oporluno en cada caso, si bien la Junta General potira revocar dicha autorlzaclon. Todo accionista con derecho de asistencia podra ser representado en la Junta por otra persona aunque no sea accionista, cuya representacion se conferira por escrito y especialmente para cada Junta. Las Juntas Generales se celebraran en la localidad del domicilio social y sus sesiones pueden ser prorrogadas durante uno o mas dlas consecutivos a peticlon de los Administradores o de la cuarta parte del capital presente; y estaran presididas por el Presidente del Consejo de Administracion y a falta de este por el accionista que elijan los socios aslstentes. El Presidente estara asistido por el Secretario del Consejo de Administracion o por la persona designada por los accionistas asistentes, en su caso. Articulo 13. EL CONSEJO DE ADMINISTRACION El Consejo de Administracibn se compondra de un numero de miembros no inferior a tres ni superior a nueve. Los Consejeros seran elegidos por la Junta de Accionistas y no necesitaran ser accionistas de la Sociedad nl vendran obligados a prestar garantias. Los Consejeros deslgnados para la Administracibn de la Sociedad ostentarbn sus cargos por cinco anos .y podran ser indefinidamente reelegidos. Cada uno de los miembros del Consejo de Administracibn recibira una remuneracion en metalico consistente en una cantidad fija anual y una cantidad fija en concepto de dieta de asistencia a los Consejos por su participacion en cada Consejo, ambas cantidades a determinarse por la Junta General. El Consejo de Administracion, elegira de su seno al Presidente del Consejo y podra nombrar uno o mas Vicepresidentes y uno o mbs Consejeros Delegados. El Consejo de Administradbn, podra designar un Secretario y uno o mas Vicesecretarios que no sera preciso que sean ni accionistas ni administradores. CERT_JG_E_2003l3_Modificacion Estatutos Sociales_ESP

En caso de producirse alguna vacante eri el Consejo de Administracion, sin que existan suplentes, el propio Consejo esta autorizado para nombrar un sustituto que debera ser accionista y que ocupara el cargo hasta que se retina la proxima Junta General y lo ratifique o sustituya. Articulo 14. ATRIBUCIONES DEL CONSEJO DE ADMINISTRACION El Consejo de Administracion, tendra las mas amplias facultades para representar a la Sociedad, con la unica limitacion de las facultades que de acuerdo con la Ley seran exclusivamente reservadas a la Junta de Accionistas. En especial el Consejo de Administracion tendra las siguientes facultades: 1) Representar a la Sociedad ante cualesqulera organos dc la Administracion Publica, sea central, local o paraestatal y ante toda clase de Tribunales y Juzgados; y ante toda clase de personas fisicas o juridicas, publicadas o privadas, sin ninguna limitacion o restriccion. 2) Diriglr y administrar los negocios sociales de los bienes y los intereses de la Sociedad de acuerdo con la Ley, atendiendo a la gestion de los mlsmos de una manera constante. A este fin podra establecer las normas de gobierno y el regimen de administracion y funcionamlento de la Sociedad, organizando y reglamentando los servidos de la misma. 3) Nombrar, destinar y separar a todo el personal de la Sociedad, fijando sus funciones y remuneracion. 4) Comprar o adquirir de cualquier forma y vender o dlsponer de cualquier forma de cualesquiera bienes muebles o inmuebles y derechos de la Sociedad. 5) Tomar dinero a prestamo de cualesquiera Bancos o Instituciones financieras o de credito con o sin ofrecimiento de garantias, incluso de garantias sobre bienes inmuebles. 6) Arrendar bienes muebles o inmuebles de cualquier clase sin limitacion en cuanto a plazos, precios u otras condiciones. 7) Abrir, mantener, operar y cerrar, en nombre de la Sociedad, cuentas corrientes, especiales, de ahorro o cualesquiera otras cuentas, depositando fondos en las mismas y disponiendo de tales fondos por medio de cheques, letras de cambio, pagares y demas documentos. 8) Librar, aceptar, avalar, endosar, cobrar y presentar a negociacion y descuento, letras de cambio, pagares y cualesquiera otras drdenes estrictas de pago y protestarlos por falta de aceptacion o pago. 9) Redbir pagos de cantidades debidas o que pertenezcan a la Sociedad por cualquier razbn de cualquier indivlduo o persona juridica, incluyendo creditos o depositos del Tesoro Publico, Delegaciones de Hacienda u otros organismos estatales o paraestatales; firmar recibos y otorgar cartas de pago de los mismos, rendir y exigir la rendicibn de cuentas, impugnandolas o aprobandolas; constituir depositos de todas clases incluso en la Caja General de Depositos o sus Sucursales , cancelarlos o retirarlos. 10) Retirar cartas ordinarias o certificados y envios dirigidos a la Sociedad, abrirlos y, en general, abrir y firmar toda la correspondencia de la Sociedad; llevar todos los llbros de la Sociedad, de acuerdo con la Ley, que sean necesarlos o convenientes. 11) Interesar que se efectuen asientos e inscripciones en los Registros y libros de la Sociedad; pagar impuestos, presentando las declaradones exigidas por las disposiciones fiscales; reclamar contra la asignacibn y determinacion de los importes imponibles si se consideran Improcedentes; recurrir contra las resoluclones de las autoridades y funcionarios de la Administradbn, Estatal, Provincial y Municipal que se consideren improcedentes; y presentar reclamaciones, comunicaciones y recursos a las autoridades, organismos y funcionarios de que se trate. CERT_JG._E_200313_Modificacion Estatutos Sociales_ESP

12) Celebrar, otorgar y firmar todos y cualesquiera contratos y acuerdos relacionados con los fines y objetivos de la Sociedad, conviniendo libremente cualesquiera acuerdos, comprornisos y obligaciones. 13) Representar a la Sociedad en toda clase de subastas o procedimientos de adjudication, presentando posturas y aceptando los resuitados de las mismas; y representar a la Sociedad y ejercitar todos sus derechos sin limitacion alguna en cualquier suspension de pagos, quiebra o procedimientos similares. 14) Transigir judicial o extrajuditialmente cualesquiera materias sujetas o no a procedimientos judiciales y someter todos las disputas en las que la Sociedad pueda estar Interesada a la decision de arbitros. 15) Otorgar y firmar poderes en favor de Abogados y Procuradores para representar a la Sociedad ante cualesquiera Tribunales de justicia como actor, demandado o en cualquier o en cualquier otro concepto, concediendo a dlchos apoderados cualpsqulera poderes que considered convenientes sin restriction. 16) Decidir y acordar la creation, la supreston o el traslado de Sucursales de la Sucursal. La lista anterior es meramente enunciativa y no tiene caracter limitativo, debiendo entenderse que el Consejo de Administracion esta autorizado para ejercer las mas amplias facultades con la exception indicada en el primer parrofo de este Articulo. Articulo 15. FUNCIONAMIENTO DEL CONSEJO El Consejo de Administracion debera ser convocado por el Presidente o quien haga sus veces, por propia iniciativa o a petition de al menos dos Consejeros. El Consejo quedara validamente constituido cuando concurran, presentes o representados, la mitad mas uno de sus componentes, salvo exigenda legal de mayor quorum. Cada Consejero podra, por carta o telegrama dlrlgido al Presidente, conferir su representation a otro Consejero. La votacidn por escrito y sin sesion sera valida cuando ningun Consejero se haya opuesto. Los acuerdos se adoptaran por mayorla absolute de los Consejeros concurrentes, si bien la delegation permanente de alguna facultad en la Comislon ejecutlva o en el consejero Delegado o la designation de quien haya de ocupar tales cargos, requerira el voto favorable de las dos terceras partes de los componentes del Consejo. Las discusiones y acuerdos del Consejo se llevaran a un libro de actas y ser^n firmadas por el Presidente y el Secretario. Articulo 16. EJERCICIO SOCIAL - CUENTA5 ANUALES Los ejerclcios soclales, comenzaran el dia 1 de enero y terminaran el 31 de diciembre de cada ano natural, y los administradores formularan con referenda al cierre de cada ejercicio al 31 de diciembre de cada ano y dentro de ios tres meses siguientes, el oportuno balance del ejercicio, la cuenta de p£rdidas y ganancias, la memoria, el informe de gestion y la propuesta de aplicacion del resultado. Las cuentas anuales y el informe de gestion deberan ser revisados por auditores dc cuentas, salvo en el supuesto de balance abreviado. Las cuentas anuales seran sometldas a aprobacion de la Junta General. Articulo 17. DISTRIBUCION DEL RESULTADO Los benefitios de cada ejercicio determinados segun queda previsto en el Articulo anterior se distribuiran segun resuelva la Junta General de Acclonistas, de acuerdo con el balance aprobado, y en cumplimentadon de la Ley, y una vez cubiertas las atenciones legales o estatutarias y solo cuando el valor del patrimonlo neto no sea, o a consecuencia del reparto no resulte ser, inferior al capital social. En todo caso una cifra igual ol 10% del beneficio se destlnara a la CERT_JG_E_200313_Modificacion Estatotos Sociales.ESP

reserva legal hasta que este alcance, al menos, el menos, el 20% del capital social. Si existieran perdidas de ejercicios anteriores que hlcieran que ese valor del patrlmonlo neto de la sociedad fuera inferior a la clfra del capital social, el beneficio se destinara a la compensacidn de estas perdidas. Articulo 18. DISOLUCION Y LIQUIDACION DE LA SOCIEDAD La Sociedad se disolvera por acuerdo de ia Junta General adoptado con arreglo a la Ley y en los demas casos de disolucion establecida. La Junta General que acuerde la disolucion nombrara liquidadores en numero impar, con las atribuciones senaladas por la Ley o por la Junta General." Por lo que expido a los efectos oportunos, la presente certificacion, en mi condicidn de secretaria del Consejo de Administracion, con el Visto Bueno del Presidente, en Madrid, a 21 de marzo de 2013. CERT_JG_E_200313. Modificacion Estatutos Sociales_ESP

ES COPIA EXACTA DE SU MATRIZ donde queda anotada. Para la Sociedad, la expido en nueve folios timbrados de papel exclusivo para docamentos notariales, serie BG, numeros 2086200, los siete anteriores, y el del presente, que signo, firmo, rubrico y sello, en MADRID, a diecisiete de Abril de dos mil trees. DOY FE.

MERCANTIL que suscribe previo examen y camcacion del documento precedeate de conformidad con Ios articulos 18 del Codigo de Comerclo y 6 del Reglamento del Registro Mercantil y habiendose dado cumplimiento a lo dispuesto en el artlculo 15 de dicho Reglamento, ha resuelto proceder a su inscripcion en el: Tomo: 626 Folio: 130 Seccion: 8 Hoja: M-13171 Inscripcion: 64 DOCUMCNTO PRESENTADO OBSERVACIONES E INCIDENCIAS HABIENDOSE CUMPLIDO LO DISPUESTO EN EL ARTICULO 124.4 DEL REGLAMENTO DEL REGISTRO MERCANTIL Aplicadd la Reduccion de los R.D.L. 6/1999 y 6/2000 BASE: SIN CUANTIA HNOS S/M: CINCUENTA Y NURVE CON VRTNTIOCHO CENTIMOS ****++**59,28 De conformidad con los articulos 333 RH y 80 RRM, SE HACK CONSTnR, que segtin resulta de los archivos intormaticos del Registro (articulos 12 y 79 RRM), la hoja registral de la entidad no se halla sujeta a cierre registral alguno, ni en la misma consta extendido asiento relative a declaracion en concurso, voluntario o necesario, o disolucion. A efectos de la Ley Orginica 15/1999, de 13 de diciermbre, de Proteccion de Datos de Caracter Personal, ae hace conatar que los datos personales expresados en el titulo inscribible y los de su presentantc, han sido incorporados a los libcos de este Registro y a los ficheros informatizados que se llevan en base a dichos libros, cuyo responsable es el Registrador. En cuanto resulte compatible con la legislacidn especifica del Registro Morcantil, se reconoce a los interesados los derechos establecidos en la Ley Org citada, pudiendo csjercitarlos dirigiendo un cscrito a la direccion. que figura en el encabezamiento de la lactura adjunta.